Exhibit 99.1

ChromaDex® Appoints Former Nestlé Executive, Steve Allen, as Chairman

- Company Reduces Number of Directors from Nine to Seven -

IRVINE, Calif., March 3, 2015 – ChromaDex® Corp. (OTCQX: CDXC), an innovative natural products company that provides proprietary, ingredients and science-based solutions to the dietary supplement, food and beverage, cosmetic and pharmaceutical industries, announced today the appointment of Steve Allen as the Chairman of its Board. Allen, age 65, joined the Company’s Board as an independent director in January 2014.

Allen retired from Nestlé in December 2009 after a 30-year career in sales, marketing and general management, including seven years as a member of Nestlé’s Mergers and Acquisitions group. In his time at Nestlé, Allen was heavily involved in the company’s venture capital investments as well as out-licensing technologies.  He has extensive experience in negotiating merger and acquisition deals and coordinating related due diligence. He has many years of experience handling both in- and out-licensing agreements with technology providers and branded companies.

Commenting on his appointment, Allen stated, “Having been a ChromaDex board member for the past year has allowed me to gain a deeper appreciation for the company’s management, unique business model and portfolio of patented ingredient technologies. Our reputation is exemplary and the market momentum of our NIAGEN®-patented nicotinamide riboside is robust. I am proud to accept the appointment, and look forward to leading the ChromaDex board and working with our management team to maximize shareholder value.”

Frank Jaksch, Jr., CEO and co-founder of ChromaDex, commented, “Steve brings an exceptional track record to ChromaDex and is a renowned and highly respected figure within our industry. His tremendous insight, experience and stature will be a great asset to our Board and management team.  Simply put, Steve’s appointment as Chairman is a coup for ChromaDex and its shareholders.”

Allen is co-founder and Screening Committee Chair of the Nutrition Capital Network, a business that brings together entrepreneurs and investors in the nutrition and food industries. Many major global food and beverage companies including Coca-Cola, Unilever, General Mills, PepsiCo, Campbell's, Amway, Hershey's and Nestlé are cornerstone investors in Nutrition Capital Network and attend the network’s triannual meetings, where exciting new investment and partnering opportunities are presented.

Allen is the Managing Partner of California Agricultural Orchards LLC, which owns almond properties in the Central Valley of California. He is also President of the Board of the North American Foundation for the University of Leeds, where he obtained a B.Sc. with Honors.

ChromaDex also announced the resignation of Barry Honig and Michael Brauser from its board.  The board now has seven members, the majority of whom are independent.

Mr. Jaksch commented, “We would like to thank Barry and Michael for the enormous contributions they have made during their long-standing board tenures.  By reducing the number of directors to seven, it allows for additional new appointments that can bring even more relevant experience and industry stature to our board.”

About ChromaDex®:

ChromaDex® is an innovative natural products company that discovers, acquires, develops and commercializes proprietary-based ingredient technologies through its unique business model that utilizes its wholly owned synergistic business units, including ingredient technologies, natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting (as Spherix Consulting). The company provides seamless science-based solutions to the nutritional supplement, food and beverage, animal health, cosmetic and pharmaceutical industries. The ChromaDex ingredient technologies unit includes products backed with extensive scientific research and intellectual property. Its ingredient portfolio includes pTeroPure® pterostilbene; ProC3G™, a natural black rice containing cyanidin-3-glucoside; PURENERGY®, a caffeine-pTeroPure co-crystal; and NIAGEN®, its recently launched branded nicotinamide riboside, a novel next-generation B vitamin. To learn more about ChromaDex, visit www.chromadex.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013, the Company’s Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Contacts:

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
858-794-9500
bprag@delmarconsulting.com

ChromaDex Company Contact:
Andrew Johnson, Director of Investor Relations
949-419-0288
andrewj@chromadex.com